                             OLYMPIC FINANCIAL LTD.


                                  ------------


                                  $145,000,000

                            13% SENIOR NOTES due 2000

                                 --------------



                          SECOND SUPPLEMENTAL INDENTURE

                           Dated as of March 11, 1997

                                       TO

                                    INDENTURE

                           Dated as of April 28, 1995


                                -----------------



                  NORWEST BANK MINNESOTA, NATIONAL ASSOCIATION

                                   as Trustee

   SECOND SUPPLEMENTAL INDENTURE, dated as of March 11, 1997, between OLYMPIC
    FINANCIAL LTD., a Minnesota corporation (the "Company"), and NORWEST BANK
          MINNESOTA, NATIONAL ASSOCIATION, as Trustee (the "Trustee").

                             RECITALS OF THE COMPANY

     The Company has heretofore executed and delivered to the Trustee a certain Indenture, dated as of April 28, 1995, as supplemented and amended by that certain First Supplemental Indenture, dated as of August 11, 1995 (such Indenture as so supplemented and amended, the "Indenture"), pursuant to which the Company issued $145,000,000 aggregate principal amount of its 13% Senior Notes due 2000 (the "Securities"). All terms used in this Second Supplemental Indenture that are defined in the Indenture shall have the meanings assigned to them in the Indenture.

     Sections 2.09 and 9.02 of the Indenture provide that, subject to certain exceptions, the Indenture may be amended or supplemented with the consent of at least a majority in principal amount of the Securities then outstanding, other than Securities owned by the Company or any Affiliate of the Company (including consents obtained in connection with a tender offer or exchange offer for Securities).

     The Board of Directors of the Company, by Written Action effective as of January 17, 1997, authorized (i)the solicitation, in connection with a tender offer to purchase all the Securities for cash, of consents to certain proposed amendments to the Indenture for the purpose of eliminating certain of the covenants contained in the Indenture and (ii)the execution and delivery of this Second Supplemental Indenture upon receipt of the necessary consents.

     The Company has received the necessary consents and desires and has requested that the Trustee join with it in the execution and delivery of this Second Supplemental Indenture.

     In accordance with Sections 9.02 and 9.06 of the Indenture, the Company has furnished the Trustee with (i)copies of the Written Action of the Board of Directors of the Company authorizing the execution of this Second Supplemental Indenture, certified by the Secretary of the Company, and (ii)an Officer's Certificate and an Opinion of Counsel as conclusive evidence that this Second Supplemental Indenture is authorized or permitted by the Indenture, that it is not inconsistent therewith and that it will be valid and binding upon the Company in accordance with its terms.

     All things have been done that are necessary to make this Second Supplemental Indenture a valid agreement of the Company and the Trustee and a valid amendment of and supplement to the Indenture.

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     NOW, THEREFORE, THIS SECOND SUPPLEMENTAL INDENTURE WITNESSETH:

     For and in consideration of the premises, the Company and the Trustee agree for the equal and proportionate benefit of all Holders of Securities or of any coupons appertaining thereto (including holders from time to time of Securities held through a Holder that is a Depositary (as defined in the Indenture)), as follows:

                                   ARTICLE ONE

     SECTION 1.01. Section 4.05 of the Indenture is hereby eliminated in its entirety.

     SECTION 1.02. Section 4.07 of the Indenture is hereby eliminated in its entirety.

     SECTION 1.03. Section 4.08 of the Indenture is hereby eliminated in its entirety.

     SECTION 1.04. Section 4.09 of the Indenture is hereby eliminated in its entirety.

     SECTION 1.05. Section 4.11 of the Indenture is hereby eliminated in its entirety.

     SECTION 1.06. Section 4.12 of the Indenture is hereby eliminated in its entirety.

     SECTION 1.07. Section 4.16 of the Indenture is hereby eliminated in its entirety.

     SECTION 1.08. Section 4.17 of the Indenture is hereby eliminated in its entirety.

     SECTION 1.09.

          (a) This Second Supplemental Indenture shall only become operative upon the delivery by the Company to the Trustee of an Officer's Certificate certifying that the Company has accepted all Securities validly tendered and not withdrawn in the Tender Offer (as such term is defined in the Company's Offer to Purchase For Cash and Consent Solicitation dated January 21, 1997, as amended by that Amended Offer to Purchase For Cash and Consent Solicitation dated February 20, 1997 (as so amended, the "Offer to Purchase")).

          (b) In the event that the Company shall not have delivered such an Officer's Certificate on or before March 12, 1997, or in the event that on or before such date the Company shall have delivered an Officer's Certificate stating that the Company will not accept the Securities validly tendered and not withdrawn in the Tender Offer, this Second Supplemental Indenture shall be null and void, nunc pro tunc.

          (c) In its determination as to whether this Second Supplemental Indenture has become operative, the Trustee shall be entitled to rely on an Officer's Certificate delivered pursuant to (a) or (b) above, or the failure to deliver such an Officer's Certificate described in (b) above.


                                   ARTICLE TWO

     SECTION 2.01. For all purposes of this Second Supplemental Indenture, except as otherwise herein expressly provided or unless the context otherwise requires: (i)the terms and expressions used herein shall have the same meanings as corresponding terms and expressions used in the Indenture; and (ii)the words "herein," "hereof," "hereby" and other words of similar import used in this Second Supplemental Indenture refer to this Second Supplemental Indenture and not to any particular section hereof.

     SECTION 2.02. Except as expressly amended hereby, the Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect.

     SECTION 2.03. This Second Supplemental Indenture shall form a part of the Indenture for all purposes, and every Holder of Securities heretofore or hereafter authenticated shall be bound hereby.

     SECTION 2.04. This Second Supplemental Indenture may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

     SECTION 2.05. The Trustee makes no representation as to the validity or sufficiency of this Second Supplemental Indenture.

     SECTION 2.06. The Recitals contained herein shall be taken as the statements of the Company and the Trustee assumes no responsibility for their correctness.

     SECTION 2.07. This Second Supplemental Indenture shall be deemed to be a contract made under the laws of the State of New York and for all purposes shall be governed by and construed in accordance with the laws of the State of New York.
     IN WITNESS WHEREOF, the parties hereto have caused this Second Supplemental Indenture to be duly executed, and their respective corporate seals to be hereunto affixed and attested, all as of the day and year first above written.

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                                          OLYMPIC FINANCIAL LTD.


                                          By /s/ John A. Witham
                                            -----------------------
                                            John A. Witham
                                            Executive Vice President and Chief
                                            Financial Officer

Attest:


/s/ James D. Atkinson III
--------------------------------
James D. Atkinson III
Senior Vice President, Corporate
     Counsel and Secretary


                                            NORWEST BANK MINNESOTA,
                                            NATIONAL ASSOCIATION, as Trustee


                                            By     /s/ Jane Schweiger
                                              ---------------------------
                                            Name:  Jane Schweiger
                                            Title: Corporate Trust Officer